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                          CONFIDENTIAL RESIGNATION AGREEMENT
                            AND GENERAL RELEASE OF CLAIMS


1. Stephen A. MacDonald ("Employee") was employed by Adobe Systems Incorporated (the "Company") on May 16, 1983, and is currently employed by the Company as its Senior Vice President and Co-Chief Operating Officer.
    On or about September 22, 1995, the Company and Employee entered into a Severance and Change of Control Agreement (the "Severance Agreement"). The Severance Agreement provides, among other things, that Employee is not entitled to receive any severance pay or benefits in the event that he resigns from his employment with the Company. Employee has now decided to resign from his employment with the Company effective as of April 30, 1996 (the "Resignation Date"). In order to provide Employee with severance pay that he would not otherwise be entitled to receive upon his resignation, and to settle and resolve any claims that he has or may have against the Company, Employee and the Company agree as set forth below.

2. Employee hereby resigns from his position as the Company's Senior Vice President and Co-Chief Operating Officer, and positions with any subsidiary of the Company and also from his employment with the Company, effective as of the Resignation Date.

3. Upon the effectiveness of this Agreement, and in exchange for the release of claims below, the Company shall provide Employee with a lump sum severance payment of $241,300 equal to six times his monthly base salary plus six months of targeted bonuses at Employee's final salary rate, less applicable withholding. Employee will be paid for all wages and accrued, unused vacation that he earns through the Resignation Date. Employee shall be entitled to exercise any of his Company-granted stock options to the extent that they are vested as of the Resignation Date; such exercise(s), if any, shall be in accordance with the terms of the applicable stock option agreements between Employee and the Company. Following the Resignation Date, Employee may elect to purchase continued group health insurance coverage at his own expense in accordance with COBRA. Employee understands and acknowledges that he shall not be entitled to any compensation or benefits from the Company other than those described in this paragraph 3.

4. Employee and his successors and assigns release and absolutely discharge the Company and its current and former shareholders, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee


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    now has, or at any other time had, or shall or may have against the Company based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the effective date hereof, including, but not limited to, any claims of wrongful termination, breach of contract, defamation or national origin, race, age, sex, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act or any other applicable law.

5. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    Employee waives any rights that he has or may have under section 1542 of the Civil Code to the full extent that he may lawfully waive such rights with respect to this general release of claims.

6. The Company and its successors and assigns release and absolutely discharge the Employee and his legal successors and assigns of and from any and all known claims, actions and causes of action which the Company now has against the Employee as of the effective date hereof.

7. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights, assignment of inventions or confidentiality agreements between the Company and Employee. Employee further agrees that on or before the Resignation Date, he shall return to the Company any and all property of the Company which is in Employee's possession or control, including, but not limited to, keys, computer equipment, software, cellular phones, and all documents (and copies thereof) that relate to or arise out of the Company's business.

8. Employee agrees to cooperate with the Company and its counsel (a) in any investigations (including internal investigations) and audits of the Company's and any subsidiary's current and past conduct and business and accounting practices and (b) in the Company's defense of, or arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Employee was engaged in employment with the Company. Subject to documentation and itemization to the Company's reasonable satisfaction, the Company agrees to pay all travel expenses, attorney fees and other out-of-pocket expenses, actually, necessarily and reasonably incurred by


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    Employee in connection with the activities described in the preceding sentence. Except as required by law or authorized in advance by the Board of Directors, Employee shall not communicate, directly or indirectly, with any third party concerning the management or governance, the operations, or the financial status, of the Company or any of its subsidiaries. Employee shall direct inquiries from third parties on these issues to the Company. Employee acknowledges that any violation of this paragraph will result in irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief.

9. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement.

10. Employee agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

11. Employee agrees that for a period of eighteen months after the effective date of this Agreement, he shall not, either directly or indirectly, solicit or encourage any employee of the Company to terminate his or her employment with the Company.

12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of (a) any stock option plans/agreements between the parties, (b) the Severance Agreement (c) any agreements described in paragraph 6, and (d) the Indemnity Agreement dated June 9, 1988, all of which agreements shall remain in full force and effect. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.


EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE RELEASED PARTIES BY SIGNING THIS AGREEMENT. EMPLOYEE UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS PASSED. EMPLOYEE FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE SEVERANCE PAYMENT DESCRIBED IN PARAGRAPH 3.


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Date: March 15, 1996              ------------------------------------
                                  Stephen A. MacDonald



Date: February 13, 1996           Adobe Systems Incorporated



                             By:
                                ---------------------------------
                                  John Warnock